UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2009

OPTEX SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143215	33-143215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-238-1403

Sustut Exploration, Inc. 1420 5th Avenue #220 Seattle, Washington 98101
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.

On March 30, 2009, Optex Systems Holdings, Inc. (formerly known as Sustut Exploration, Inc., and the name was changed on March 26, 2009 pursuant to an amendment to the Articles of Incorporation, filed with the State of Delaware)  (the “Registrant”) entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Optex Systems, Inc., a privately-held Delaware corporation (“Optex”).

Closing under the Reorganization Agreement was contingent, among other things, upon receipt by the Registrant of (i) financial statements of Optex which have been audited in accordance with generally accepted accounting principles in the U.S,  (ii) written approval from all shareholders of Optex of the terms of Reorganization Agreement,  (iii) receipt of representations from the shareholders of Optex regarding their ownership of the shares and authority to transfer them under the terms of the Reorganization Agreement free and clear of any liens, claims or encumbrances, and (iv) delivery of the share certificates representing all of the issued and outstanding stock of Optex, duly endorsed for transfer.   The parties closed the transaction on or about March 30, 2009.

Registrant, Shareholders and Optex entered into this Agreement which provides, among other things, that (i) the outstanding 85,000,000 shares of Optex Common Stock be exchanged by Registrant for 113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Optex Series A Preferred Stock be exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Optex purchased in the private placement were exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant.  Accordingly, following closing, Optex will be a wholly-owned subsidiary of the Registrant, and the Registrant will have a total of approximately 141,464,940 million common stock shares issued and outstanding, of which 19,999,991 million will be owned by persons who were previously shareholders of the Registrant and 121,464,949 will be owned by persons who were previously shareholders of Optex, and/or their nominees. Registrant will also have 1,027 shares of its Series A Preferred Stock outstanding which will be owned by persons who were previously creditors of Optex.

In addition, pursuant to the terms and conditions of the Reorganization Agreement upon Closing:

-	The Registrant’s board of directors will be reconstituted to consist initially of Stanley Hirschman, Merrick Okamoto and Ronald Richards.

-
All current officers of the Registrant shall resign and the newly constituted board of directors shall appoint Stanley Hirschman as President, and shall appoint such other officers as it deems necessary and in the best interests of the Registrant.

-	Following closing, the Registrant shall complete the sale, transfer or other disposition of its pre-closing business operations, including all assets and liabilities related to such operations.

Item 2.01 Completion of Acquisition or Disposition of Assets .

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to the Registrant, and for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

Information regarding the Company, Optex and the principal terms of the Reorganization are set forth below.

The Reorganization

The Reorganization. On March 30, 2009, a closing occurred whereby the then existing shareholders of Optex exchanged their shares of Optex Common Stock for the shares of Common Stock of Registrant as follows:  (i) the outstanding 85,000,000 shares of Optex Common Stock were exchanged by Registrant for 113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Optex Series A Preferred Stock were exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Optex Common Stock purchased in the private placement will be exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant. Optex shall remain a wholly owned subsidiary of Registrant, and Optex shareholders are now shareholders of Registrant.

Simultaneously with closing of the Reorganization Agreement (and the shares are included above), as of March 30, 2009, Optex accepted subscriptions (“Private Placement”) from accredited investors for a total 27 units (the "Units"), for $45,000 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of Optex and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Registrant after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and non-cash consideration which constituted satisfaction of indebtedness owed to an investor of $146,250, net proceeds were $933,945.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Neither the Company nor Optex had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Reorganization, except for 8,941,667 warrants issued in the Private Placement. Immediately prior the the closing, Registrant adopted the 2009 Stock Option Plan providing for the issuance of up to 6,000,000 shares for the purpose of having shares available for the granting of options to Company officers, directors, employees and to independent contractors who provide services to the Company.

The shares of the Company’s common stock issued in connection with the Reorganization and the private placement offering were not registered under the Securities Act.  All shares issued in connection with the Reorganization were issued in reliance upon the exemption from registration provided by Regulation D under the Securities Act, which exempts transactions to certain accredited. The shares issued in connection with the private placement offering were issued in part in reliance upon the exemption from registration provided by Regulation D under the Securities Act and in part in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act for transactions not involving any public offering.  All such securities constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a restrictive legend stating the same.

Changes Resulting from the Reorganization.  Registrant’s business is now the business of Optex.  Optex, which was founded in 1987, is a Richardson, Texas – based ISO 9001:2000 certified concern, which manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Its products are installed on a majority of types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Advanced Security Vehicles and have been selected for installation on the Future Combat Systems (FCS) Stryker vehicle. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. Optex delivers its products both directly to the military services and to prime contractors. Optex profitably delivers high volume products, under multi-year contracts, to large defense contractors. Optex has the reputation and credibility with those customers as a strategic supplier.

Following completion of the Reorganization, the Company intends to carry on Optex’s business as its sole line of business. The Company has relocated its executive offices to Optex Systems, Inc., 1420 Presidential Drive, Richardson, TX 75081-2439, and its telephone number is (972) 238-1403.

Changes to the Board of Directors.  In conjunction with closing under the terms of the Reorganization Agreement, the number of members of the Company’s board of directors was increased to three and Stanley Hirschman, Ronald Richards and Merrick Okamoto were appointed to serve as Directors of the Company and Andrey Oks resigned.   Ronald Richards was appointed as Chairman of the board of directors.

All of the Company’s directors will hold office until the next annual meeting of the stockholders or until the election and qualification of their successors. The Company’s officers are elected by the board of directors and serve at the discretion of the board of directors.

Name Change and Stock Option Plan.  On or about March 26, 2009, the Registrant’s board of directors and shareholders approved the change of the Registrant’s name to “Optex Systems Holdings, Inc.” and approved the 2009 Stock Option Plan.

2009 Stock Option Plan.  The purpose of the Plan is to to assist the Registrant in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other employees of the Registrant and its subsidiaries, and directors and consultants of the Registrant and its subsidiaries, to achieve long-term corporate objectives.  There are 6,000,000 shares of common stock reserved for issuance under this Plan.  As of March 31, 2009, the Registrant had not issued any stock options under this Plan.

Description of the Business

Background

On March 30, 2009, a closing occurred whereby the then existing shareholders of the Company exchanged their shares of Company Common Stock with the shares of Common Stock of Sustut Exploration, Inc. (“Registrant”) as follows:  (i) the outstanding 85,000,000 shares of Company Common Stock were exchanged by Registrant for 113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Company Series A Preferred Stock were exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Company purchased in the private placement will be exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant. The Company shall remain a wholly-owned subsidiary of Registrant, and the Company’s shareholders are now shareholders of Registrant.

Simultaneously with closing under the Reorganization Agreement (and the shares are included above), as of March 30, 2009 , the Company accepted subscriptions (“Private Placement”) from accredited investors for a total 27 units (the "Units"), for $45,000.00 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Registrant after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and consideration which constituted of satisfaction of indebtedness owed to an investor of $146,250, net proceeds were $933,945.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Optex, which was founded in 1987, is a Richardson, Texas – based ISO 9001:2000 certified concern, which manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Its products are installed on a majority of types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Armored Security Vehicles and have been selected for installation on the Future Combat Systems (FCS) Stryker vehicle. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. Optex delivers its products both directly to the military services and to prime contractors.

Optex profitably delivers high volume products, under multi-year contracts, to large defense contractors. Optex has the reputation and credibility with those customers as a strategic supplier. The successful completion of the separation from IRSN has enhanced the Company’s ability to serve its existing customers and will set the stage for it to become a center of manufacturing excellence. The Company also anticipates the opportunity to integrate some of its night vision and optical sights products into retail applications.  The Company now plans to carry on the business of Optex as its sole line of business, and all of the Company’s operations are expected to be conducted by and through Optex.  All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

Organizational History

Optex Systems, Inc., which was founded in 1987, is an ISO 9001:2000 certified concern which manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Optex was a privately-held company since inception until being acquired by publicly traded Irvine Sensors Corp. (IRSN) on December 30, 2005 and was operated as a wholly owned subsidiary of IRSN. On October 14, 2008, Optex Systems Inc. (Delaware) acquired Optex Systems in a public auction process. Optex Delaware was formed by the Longview Fund, LP and Alpha Capital Antstalt, former secured creditors of IRSN, to consummate the transaction with the Company, and subsequently, on February 20, 2009, Longview Fund conveyed its ownership interest in the Company to Sileas Corp., an entity owned by three of the Company’s officers.

Products

Optex products are installed on a majority of types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Advanced Security Vehicles and have been selected for installation on the Future Combat Systems (FCS) Stryker vehicle. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. Optex delivers its products both directly to the military services and to prime contractors.

Optex profitably delivers high volume products, under multi-year contracts, to large defense contractors. Optex has the reputation and credibility with those customers as a strategic supplier. The successful completion of the separation from IRSN has enhanced the company’s ability to serve its existing customers and will set the stage for it to become a center of manufacturing excellence. The Company also anticipates the opportunity to integrate some of its night vision and optical sights products into retail applications.

Specific product lines include:

•	Electronic sighting systems

•	Mechanical sighting systems

•	Laser protected glass periscopes

•	Laser protected plastic periscopes

•	Non-laser protected plastic periscopes

•	Howitzer sighting systems

•	Ship binoculars

•	Replacement optics (e.g. filters, mirrors)

Location and Facility

Optex is located in Richardson, TX in a 49,000 square foot facility and currently has 109 employees. The Company operates with a single shift, and capacity could be expanded by adding a second shift.  The Company’s proprietary processes and methodologies serve to provide barriers to entry by other competing suppliers. In many cases Optex is the sole source provider or one of only two providers of a product.  It has capabilities which include machining, bonding, painting, tracking, engraving and assembly and can perform both optical and environmental testing in-house.

Prior Operational/Financial Challenges; Recovery; and Future Growth Potential

During the IRSN phase of Optex’s history, its parent company faced certain business challenges and utilized the cash flow from Optex to meet other non-Optex needs.  This left Optex with inadequate operating resources.

Since the buyout, the Optex picture has dramatically changed.  Management has made substantial progress in increasing operational efficiencies and productivity and has become profitable.  Based on this progress, management estimates 2009 annual revenue of $27.4 million to be drawn from its $42 million backlog and ongoing contractual business.

Optex is currently bidding on several substantial government contracts to expand sales and production beyond the current production and backlog.  It is also exploring possibilities to adapt some of its products for commercial use where those markets show potential for solid revenue growth.

Market Opportunity – U.S. Military

Optex products are currently marketed in the military and related government markets.  Since 1998, American military spending has increased over 225% on an annual basis to over $600 billion per year.  As the American presence overseas continues, this level of spending should continue to exist.  Also, the market for replacement parts for existing military equipment is significant.

Optex meets the U.S. military requirements in its product lines:

•	Reliability – failure can cost lives

•	Cost effectiveness

•	Ability to deliver on schedule

•	Armed forces need to be able to see to perform

•	Mission critical products.

Therefore, Optex is well positioned to continue to service U.S. military needs.

Market Opportunity – Commercial/Retail

Optex products are currently sold exclusively to military and related government markets. We believe we have significant potential retail opportunities to commercialize various products we presently manufacture.  Our initial focus will be directed in three product areas.

•
Big Eye Binoculars – While the military application we produce is based on mature military designs, Optex owns all castings, tooling and glass technology.  These large fixed mount binoculars could be sold to Cruise Ships, Personal Yachts and Cities/Municipalities.

•
Night Vision Goggles – Optex presently manufactures the Optical System for the NL-61 Night Vision Goggles for the Ministry of Defense of Israel. This technology is based on the IR Squared design and could be implemented for retail commercial applications.

•
Infrared Imaging Equipment – Optex manufactures and assembles Infrared Imaging Equipment for Textron and components for Raytheon’s Thermal Imaging M36 Mount product. This equipment and technology has potential to be assembled for border patrol, police and security agencies.

Customer Base

Optex serves customers in three primary categories:  as prime contractor (TACOM, U.S. Army, Navy and Marine Corps), as subcontractor (General Dynamics, BAE, Raytheon and Northrop) and also as a supplier to foreign governments (Israel, Australia and NAMSA).  Although we do serve all three of these categories, at present, approximately 90% of the gross revenue from our business is derived from two customers, General Dynamics Land Systems (“GDLS”) and U.S. Army TACOM, with which we have approximately 50 discrete contracts which cover supply of all of vehicles, product lines and spare parts.  Given the size of GDLS and TACOM as well as the fact that the contracts are not interdependent, we are of the opinion that this provides us with a well diversified customer pool.  This broad base enables Optex to mitigate its risk in this economic environment by not relying on a sole or few sources of revenue as well as providing a broad base from which to build its future business.

Marketing Plan

Optex has used two models to help define its Marketing Plan.  First, Michael Porter’s Five Force Model.

Potential Entrants – Low.  In order to enter this market companies have a large barrier to entry.  The first hurdle is that an entrant would need to prove the existence of a government approved accounting systems for larger contracts.  Second, the entrant would need to develop the processes required to produce the product.  Third, the entrant would need to produce product and submit successful test requirements (many of which need government consultation to complete).  Finally, in many cases the customer has an immediate need, cannot wait for this qualification cycle, and must issue the contracts to existing suppliers.

Buyers – Medium.  In most cases the buyers have two fairly strong suppliers.  It is in their best interest to keep at least two, and therefore in some cases the contracts are split between suppliers.  In the case of larger contracts, the customer can potentially request an open book policy on costs and expect a reasonable margin has been applied.

Substitutes – Low.  Optex has both new vehicle contracts and replacement part contracts for the exact same product.  The US Government has declared that the Abrams/Bradley base vehicles will be the ground vehicle of choice out through 2040.  This allows efficiencies within the supply chain and a very long ROI on new vehicle proposals.

Suppliers – Low to Medium.  The suppliers of standard processes (casting, machining, plating, etc.) have very little power.  Given the current state of the economy, they need to be very competitive to gain and /or maintain contracts.  Those suppliers of products which use Top Secret Clearance processes are slightly better off; however, there continues to be multiple avenues of supply and therefore moderate power.

Industry Competitors – Low.  The current suppliers have been partitioned according to their processes and the products.  Optex and Miller-Holzwarth tend to compete for the plastic periscope products whereas Optex and Seiler have competed on the higher level products.  In the last 12-18 months, Optex has begun to challenge Seiler in areas where they have long held the dominant role.  For example, while the existing Howitzer contracts are at low margins, the new bids will be at a much higher margin now that Optex has proven they can produce the product.

The second model is a two by two matrix for Products and Customers.

This model describes three basic actions for Optex:

1)	Take Existing Products into the applications of New Customers.

2)	Take New Products into our Existing Customers.

3)	Expand the Portfolio by developing New Products for New Customers.

Operations Plan

The Operations Plan for Optex can be broken down into three distinct areas:  Material Management, Manufacturing Space Planning, and Efficient Economies of Scale.

Materials Management

The largest portion of costs captured in the Optex Income Statement is Materials.  Optex has completed the following activities in order to demonstrate continuous improvement:

-	Successful Completion of ISO9001:2000 Re-Certification

-	Weekly Cycle Counts on Inventory Items

-	Weekly Material Review Board Meeting on non-moving piece parts

-	Kanban kitting on products with consistent weekly ship quantities

-	Daily review of Yields and Product Velocity

-	Bill of Material Reviews prior to Work Order Release

Future continuous improvement opportunities include installation and training of the Shop Floor Control module within our ERP system and organizational efficiencies of common procurement techniques among buyers.

Manufacturing Space Planning

The existing square footage occupied by Optex is 49,000.  While not critical at this time, Optex needs to explore expansion opportunities to support future growth.  Given the ample building opportunities along with competitive lease rates, the objective is to maintain building and building related costs consistent on a percent to sales perspective on the Income Statement.  This leads to the third and final area.

Efficient Economies of Scale

Consistent with the aforementioned Space Planning, Optex will drive the economies of scale to reduce support costs on a percentage of sales basis.  These cost reductions can then be either brought directly to the bottom line or used for business investment.

This process is driven by the use of Six Sigma techniques and Process Standardization.  Initial activities in this area have been the success of 5S projects in several production areas which has lead to improved output and customer approval on the aesthetics of the work environment.  In addition to the 5S projects, Optex has used the DMAIC (Define, Measure, Analyze, Improve, Control) Problem Solving technique to identify bottlenecks within the process flow and improve product yields.  These successful techniques can then be duplicated across the production floor and drive operational improvements.

Intellectual Property

We utilize several highly specialized and unique processes in the manufacture of our products.  While we believe that these trade secrets have value, it is probable that our future success will depend primarily on the innovation, technical expertise, manufacturing and marketing abilities of our personnel. We cannot assure you that we will be able to maintain the confidentiality of our trade secrets or that our non-disclosure agreements will provide meaningful protection of our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or other disclosure.  The confidentiality agreements that are designed to protect our trade secrets could be breached, and we might not have adequate remedies for the breach.  Additionally, our trade secrets and proprietary know-how might otherwise become known or be independently discovered by others.  We do not possess any patents.

Our competitors, many of which have substantially greater resources, may have applied for or obtained, or may in the future apply for and obtain, patents that will prevent, limit or interfere with our ability to make and sell some of our products. Although we believe that our products do not infringe on the patents or other proprietary rights of third parties, we cannot assure you that third parties will not assert infringement claims against us or that such claims will not be successful.

Competition

The markets for our products are competitive. We compete primarily on the basis of our ability to design and engineer products to meet performance specifications set by our customers. Our customers include the military and government end users as well as prime contractors that purchase component parts or subassemblies, which they incorporate into their end products.  Product pricing, quality, customer support, experience, reputation and financial stability are also important competitive factors.

There are a limited number of competitors in each of the markets for the various types of products that we design, manufacture and sell. At this time we consider our primary competitors to be Seiler Instruments, Miller-Holzwarth, Kent Periscopes, and EO System Co.

Our competitors are often well entrenched, particularly in the defense markets. Some of these competitors have substantially greater resources than we do. While we believe that the quality of our technologies and product offerings provides us with a competitive advantage over certain manufacturers, some of our competitors have significantly more financial and other resources than we do to spend on the research and development of their technologies and for funding the construction and operation of commercial scale plants.

We expect our competitors to continue to improve the design and performance of their products. We cannot assure investors that our competitors will not develop enhancements to, or future generations of, competitive products that will offer superior price or performance features, or that new technology or processes will not emerge that render our products less competitive or obsolete. Increased competitive pressure could lead to lower prices for our products, thereby adversely affecting our business, financial condition and results of operations. Also, competitive pressures may force us to implement new technologies at a substantial cost, and we may not be able to successfully develop or expend the financial resources necessary to acquire new technology. We cannot assure you that we will be able to compete successfully in the future.

External Growth Potential/Roll-Up Opportunities

Optex operates in a business environment which is highly fragmented with numerous private companies which were established more than 20 years ago. Some of these companies were founded by family members 2-3 generations before the present family operators.  Optex believes there are opportunities to seek mergers of strategic competitors once we are a public entity. We are not aware of any previous attempts to roll-up companies with our defense manufacturing expertise.

The typical company we compete with has 50-100 employees and annual revenue of $20-$50 million dollars. Most of these private companies have never had the opportunity to enjoy the benefits of consolidation and the resulting economies of scale which this can provide.

We plan to engage our competition on a selective basis, and explore all opportunities to grow our operations through mergers and/or acquisitions.

We have no acquisition agreements pending at this time and are not currently in discussions or negotiations with any third parties.

Employees

The Company has 109 employees. To the best of its knowledge, the Company is compliant with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Reorganization ; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which the proceeds of the Private Placement will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to Optex, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Plan of Operation

Through a private placement offering completed in conjunction with closing under the Reorganization Agreement, the Company has raised $1,219,750 ($933,945, net of finders fees and satisfaction of indebtedness owed to an investor) to fund operations.  The proceeds will be used as follows:

Description	Offering
Additional Personnel	$150,000
Legal and Accounting Fees	$100,000
Working Capital	$683,945

Totals:	$933,945

Results of Operations

Three Months Ended December 31, 2008 Compared to the Three Months Ended December, 2007

Revenues.  During the three months ended December 28, 2008, we recorded revenues of $7.2 million, as compared to revenue for the three months ended December 30, 2007 of $4.4 million, an increase of $2.9 million or 64.5%.  This increase in revenues was primarily due to the ramp up of production on our U.S. government and General Dynamics periscope lines to meet new orders and accelerated delivery customer requirements..

Cost of Goods Sold.  During the quarter ended December 28, 2008, we recorded cost of goods sold of $6.3 million as opposed to $3.8 million during the quarter ended December 30, 2007, an increase of $2.5 million or 64.2%.  This increase in cost of goods sold was primarily due to increased revenue on our periscope lines in support of higher backlog and accelerated delivery schedules.

G&A Expenses. During the three months ended December 28, 2008, we recorded operating expenses of $ 0.6 million as opposed to $1.2 million during the three months ended December 30, 2007, a decrease of $0.6 million or 50%.  This decrease in G&A expenses was primarily due to the elimination of Corporate Cost allocations from Irvine Sensors of $0.4 million, the Irvine Sensors, Employee Stock Bonus Plan (ESBP) of $0.1 million and further reductions in consulting and travel expenses previously charged to Optex by Irvine Sensors in the three months ended December 30, 2007.

Earnings Before Other Expenses and Taxes. During the three months ended December 28, 2008, we recorded earnings of $0.3 million as opposed to $(0.6 million) during the three months ended December 30, 2007, an increase of 0.9 million or 150%.  This increase in earnings before other expenses and taxes was primarily due to increased sales revenue in the three months ended December 28, 2008 combined with reduced general and administrative expenses driven by the elimination of Irvine Sensors corporate costs pushed down to Optex in the three months ended December 30, 2007.

Net Loss.  During the three months ended December 28, 2008, we recorded a net loss of $0.03 million, as compared to $0.69 million for three months ended December 30, 2007, a decrease of $0.7 million or 97.1%.  This decrease in net loss was principally the result of an reduction in operating expenses related to costs pushed down from Irvine Sensors in the three months ended December 30, 2007 combined with increased revenue in three months ended December 28, 2008.  Additionally, in the three months ended December 28, 2008 Optex incurred $0.5 million in intangible expenses, representing an increase of $0.3 million over the three months ended December 30, 2007.  The increased intangible expenses relate to the acquisition of Optex from Irvine Sensors.

Year Ended September 28, 2008 Compared to Year Ended September 30, 2007

Revenues.  During the year ended September 28, 2008, we recorded revenues of $20.0 million, as compared to revenue for the year ended September 30, 2007 of $15.4 million, an increase of $4.6 million or 29.9%.  This increase in revenues was primarily due to increased shipments on the ICWS periscope, and M137 & M187 Howitzer programs.

Cost of Goods Sold.  During the year ended September 28, 2008, we recorded cost of goods sold of $18.1 million as opposed to $17.4 million during the year ended September 30, 2007, an increase of $0.7 million or 4.5%.  This increase in cost of goods sold was primarily due to increased revenues of $4.6 million.  The margins on the increased revenue is significantly improved over the year ended September 30, 2007 due to equitable price adjustments and accelerated schedule consideration received in the year ended September 2008 on periscopes and Howitzer programs.  Additionally, the gross margin for year ended September 30, 2007 included significant contract loss reserves, excess and obsolescence and other non recurring inventory adjustments related to unrecoverable costs increases on fixed price contracts ..

Loss Before Other Expenses and Taxes. During the year ended September 28, 2008, we recorded a loss of $3.1 million as opposed to $6.8 million during the year ended September 30, 2007, a decrease of $3.7 million or 54.4%.  This decrease in loss was primarily due to the negotiation of several equitable price adjustments and consideration on accelerated delivery schedules in the year ended September 28, 2008.  Additionally, for  the year ended December 30, 2007 non recoverable cost increases on fixed price contracts resulted in significant contract loss and excess and obsolete inventory reserves as discussed above in cost of goods sold.  These losses were partially offset in 2008 with equitable price adjustments negotiated with the customer.

Net Loss.  During the year ended September 28, 2008, we recorded a net loss of $4.8 million, as compared to $6.8 million for year ended September 30, 2007, a decrease of $2.0 million or 29.4%.  This decrease in net loss was principally the result of increased revenues and negotiated equitable and other price adjustments discussed above partially offset by a $1.6 million adjustment for asset impairment of goodwill,  Goodwill was reviewed as of September 28, 2008 based upon the most recent value of the company as determined by the sale to third party purchasers on October 14, 2008.

Liquidity and Capital Resources

We have historically met our liquidity requirements from a variety of sources, including government and customer funding through contract progress bills, short term loans,  and notes from related parties.  Based on our strategy and the anticipated growth in our business, we believe that our liquidity needs will increase. The amount of such increase will depend on many factors, including the costs associated with the fulfillment of our projects, whether we upgrade our technology, and the amount of inventory required for our expanding business.

For the 3 months ended December 28, 2008

Cash and Cash Equivalents.  As of December 28, 2008, we had cash and cash equivalents of $0.5 million, as compared to cash and cash equivalents of $0.1 million as of December 30, 2007.

Net Cash Used in Operating Activities. Net cash provided in operating activities totaled $0.5 million for the 3 months ended December 28, 2008, as compared to $0.3 million used for the 3 months ended December 30, 2007.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $0.02 million during the 3 months ended December 28, 2008, as compared to net cash used in investing activities of $0.03 million during the 3 months ended December 30, 2007.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $0.2 million during the 3 months ended December 28, 2008, as compared to zero during the 3  months ended December 30, 2007.

For the 12 months ended September 28, 2008

Cash and Cash Equivalents.  As of September 28, 2008, we had cash and cash equivalents of $0.2 million compared to $0.5 million in 2007.

Net Cash Used in Operating Activities. For the year ended September 28, 2008 we used $0.6 million of net cash in operating activities, as compared to using $1.5 million of net cash in operating activities during 2007.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $0.1 million during the 12 months ended September 28, 2008, as compared to net cash used in investing activities of $0.06 million during the 12 months ended September 30, 2007.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $0.4 million during the 12 months ended September 28, 2008, as compared to net cash provided by financing activities of $2.0 million during the 12  months ended September 30, 2007

Critical Accounting Policies and Estimates

Basis of Presentation

The accompanying financial statements include the historical accounts of Optex Texas (hereinafter, the “Company” or “Optex Texas”). The financial statements have been presented as subsidiary-only financial statements, reflecting the balance sheets, results of operations and cash flows of the subsidiary as a stand-alone entity.

Although, the Company has been majority-owned by various parent companies, no accounts of the parent companies or the effects of consolidation with any parent companies have been included in the accompanying financial statements.

The financial statements have been presented  on the basis of push down accounting in accordance with Staff Accounting Bulletin No. 54 (SAB 54)  Application of “Push Down” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase. SAB 54 states that the push down basis of accounting should be used in a purchase transaction in which the entity becomes wholly-owned. Under the push down basis of accounting certain transactions incurred by the parent company, which would otherwise be accounted for in the accounts of the parent, are “pushed down” and recorded on the financial statements of the subsidiary. Accordingly, items resulting from the purchase transaction such as goodwill, debt incurred by the parent to acquire the subsidiary and other costs related to the purchase have been recorded on the financial statements of the Company.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Accounts Receivable: The Company records its accounts receivable at the original sales invoice amount less shipment liquidations for previously collected advance/progress bills and an allowance for doubtful accounts. An account receivable is considered to be past due if any portion of the receivable balance is outstanding beyond its scheduled due date. On a quarterly basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on its history of past write-offs and collections, and current credit conditions. No interest is accrued on past due accounts receivable. As the customer base is primarily U.S. government and government prime contractors, the Company has concluded that there is no need for an allowance for doubtful accounts for the years ended September 28, 2008 and September 30, 2007.

Warranty Costs:  Optex warrants the quality of its products to meet customer requirements and be free of defects for twelve months subsequent to delivery.  On certain product lines the warranty period has been extended to 24 months due to technical considerations incurred during the manufacture of such products.  In the year ended September 28, 2008, the company incurred $227,000 of warranty expenses representing the estimated cost of repair or replacement for specific customer returned products still covered under warranty as of the return date and awaiting replacement, in addition to estimated future warranty costs for shipments occurring during the twelve months proceeding September 28, 2008.  Future warranty costs were determined, based on estimated cost of replacement for expected returns based upon our most recent experience rate of defects as a percentage of sales.  Prior to fiscal year 2008, all warranty expenses were incurred as product was replaced with no reserve for warranties against deliveries in the covered period.

Estimated Costs to Complete and Accrued Loss on Contracts:  The Company reviews and reports on the performance of its contracts and production orders against the respective resource plans for such contracts/orders. These reviews are summarized in the form of estimates to complete ("ETC”s) and estimates at completion (“EAC”s).  EACs include Optex’s incurred costs to date against the contract/order plus management's current estimates of remaining amounts for direct labor, material, other direct costs and subcontract support and indirect overhead costs based on the completion status and future contractual requirements for each order. If an EAC indicates a potential overrun (loss) against a fixed price contract/order, management generally seeks to reduce costs and /or revise the program plan in a manner consistent with customer objectives in order to eliminate or minimize any overrun and to secure necessary customer agreement to proposed revisions.

If an EAC indicates a potential overrun against budgeted resources for a fixed price contract/order, management first attempts to implement lower cost solutions to still profitably meet the requirements of the fixed price contract.  If such solutions do not appear practicable, management makes a determination whether to seek renegotiation of contract or order requirements from the customer. If neither cost reduction nor renegotiation appears probable, an accrual for the contract loss/overrun is recorded against earnings and the loss is recognized in the first period the loss is identified based on the most recent EAC of the particular contract or product order.

Goodwill and Other Intangible Assets:  Goodwill represents the cost of acquired businesses in excess of fair value of the related net assets at acquisition.  The Company does not amortize goodwill, but tests it annually for impairment using a fair value approach as of the first day of its fourth fiscal quarter and between annual testing periods, if circumstances warrant.  Goodwill of Optex was reviewed as of September 30, 2007 and based on the assessment, it was determined that no impairment was required.  Goodwill was reviewed as of September 28, 2008, and it was determined that an impairment charge of $1,586,416 was required. The fair values assigned to the assets of the Company and the goodwill was based upon the most recent value of the Company as determined by the sale to third party purchasers on October 14, 2008.

The Company amortizes the cost of other intangibles over their estimated useful lives, unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. The identified amortizable intangible assets at September 28, 2008 and September 30, 2007 derived from the acquisition of Optex by Irvine Sensors and consisted of non-competition agreements and customer backlog, with initial useful lives ranging from two to eight years. Intangible assets with indefinite lives are tested annually for impairment, as of the first day of the Company's fourth fiscal quarter and between annual periods, if impairment indicators exist, and are written down to fair value as required.

Revenue Recognition: The Company recognizes revenue upon transfer of title at the time of shipment (F.O.B. shipping point), when all significant contractual obligations have been satisfied, the price is fixed or determinable, and collectability is reasonably assured.

Recent Accounting Pronouncements

In June 2006, The FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company's consolidated financial position, results of operations, or cash flows.

In September 2006, the FASB issued FASB No. 157, “Fair Value Measurements” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. While FASB No. 157 does not apply to transactions involving share-based payment covered by FASB No. 123, it establishes a theoretical framework for analyzing fair value measurements that is absent from FASB No. 123. We have relied on the theoretical framework established by FASB No. 157 in connection with certain valuation measurements that were made in the preparation of these financial statements. FASB No. 157 is effective for years beginning after November 15, 2007. Subsequent to the Standard’s issuance, the FASB issued an exposure draft that provides a one year deferral for implementation of the Standard for non-financial assets and liabilities. The Company is currently evaluating the impact FASB No. 157 will have on its financial statements.

In February 2007, Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115,” (FASB 159), was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard are effective as of the beginning of our fiscal year 2008, with early adoption permitted. The Company is currently evaluating what effect the adoption of FASB 159 will have on its financial statements.

In March 2007, the Financial Accounting Standards Board ratified Emerging Issues Task Force (“EITF”) Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”.  EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement.  EITF 06-10 is effective for fiscal years beginning after December 15, 2007.  The Company is currently evaluating the impact of EITF 06-10 on its financial statements, but does not expect it to have a material effect.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations and SFAS No. 160, Accounting and Reporting of Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51. These new standards will significantly change the accounting for and reporting of business combinations and non-controlling (minority) interests in consolidated financial statements. Statement Nos. 141(R) and 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the impact of adopting SFAS Nos. 141(R) and SFAS 160 on its financial statements. See Note 14 to the financial statements for the year ended September 28, 2008 for adoption of SFAS 141R subsequent to September 30, 2008.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. The Company does not have any outstanding stock options.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2009. The Company is currently evaluating the impact of SFAS 161 on its financial statements but does not expect it to have a material effect

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, "The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2011.  The Company is currently evaluating the impact of SFAS 163 on its financial statements but does not expect it to have a material effect.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. You can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. You can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. You must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. You should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only risks we will face. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us , material risks related to our industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

Risks Related to our Business

We expect that we will need to raise additional capital in the future; additional funds may not be available on terms that are acceptable to us, or at all.

We anticipate we will have to raise additional capital in the future to service our debt and to finance our future working capital needs. We cannot assure you that any additional capital will be available on a timely basis, on acceptable terms, or at all. Future equity or debt financings may be difficult to obtain. If we are not able to obtain additional capital as may be required, our business, financial condition and results of operations could be materially and adversely affected.

We anticipate that our capital requirements will depend on many factors, including:

•	our ability to repay our existing debt;

•	our ability to fulfill backlog;

•	our ability to procure additional production contracts;

•	our ability to control costs;

•	the timing of payments and reimbursements from government and other contracts;

•	increased sales and marketing expenses;

•	technological advancements and competitors’ response to our products;

•	capital improvements to new and existing facilities;

•	our relationships with customers and suppliers; and

•	general economic conditions including the effects of future economic slowdowns, acts of war or terrorism and the current international conflicts.

Even if available, financings can involve significant costs and expenses, such as legal and accounting fees, diversion of management’s time and efforts, and substantial transaction costs. If adequate funds are not available on acceptable terms, or at all, we may be unable to finance our operations, develop or enhance our products, expand our sales and marketing programs, take advantage of future opportunities or respond to competitive pressures.

Certain of our products are dependent on specialized sources of supply that are potentially subject to disruption and attendant adverse impact to our business.

Some of our products currently incorporate components purchased from single sources of supply. If supply from single supply sources is materially disrupted, requiring us to obtain and qualify alternate sources of supply for such components, our revenues could decline, our reputation with our customers could be harmed, and our business and results of operations could be adversely affected.

Current economic conditions may adversely affect our ability to continue operations.

Current economic conditions may cause a decline in business and consumer spending and capital market performance, which could adversely affect our business and financial performance.  Our ability to raise funds, upon which we are fully dependent to continue operations, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession.

Our historical operations depend on government contracts and subcontracts.  We face additional risks related to contracting with the federal government, including federal budget issues and fixed price contracts.

General political and economic conditions, which cannot be accurately predicted, may directly and indirectly affect the quantity and allocation of expenditures by federal agencies. Even the timing of incremental funding commitments to existing, but partially funded, contracts can be affected by these factors. Therefore, cutbacks or re-allocations in the federal budget could have a material adverse impact on our results of our future operations. Obtaining government contracts may also involve long purchase and payment cycles, competitive bidding, qualification requirements, delays or changes in funding, budgetary constraints, political agendas, extensive specification development, price negotiations and milestone requirements. In addition, our government contracts are primarily fixed price contracts, which may prevent us from recovering costs incurred in excess of its budgeted costs. Fixed price contracts require us to estimate the total project cost based on preliminary projections of the project’s requirements. The financial viability of any given project depends in large part on our ability to estimate such costs accurately and complete the project on a timely basis. Our exposure to the risks of cost overruns exists in our products business due to the fact that our contracts are solely of a fixed-price nature. Some of those contracts are for products that are new to our business and are thus subject to more potential for unanticipated impacts to manufacturing costs. Given the current economic conditions, it is also possible that even if our estimates are reasonable at the time made, that prices of materials are subject to unanticipated adverse fluctuation.  In the event our actual costs exceed the fixed contractual cost of our product contracts, we will not be able to recover the excess costs.

Some of our government contracts are also subject to termination or renegotiation at the convenience of the government, which could result in a large decline in revenue in any given quarter. Although government contracts have provisions providing for the reimbursement of costs associated with termination, the termination of a material contract at a time when our funded backlog does not permit redeployment of our staff could result in reductions of employees. Optex generally utilizes contract and temporary labor to supplement the regular workforce.  This allows the company to mitigate impacts of significant fluctuations in volume through flexibility in increasing or decreasing the temporary labor workforce as customer requirements dictate.  In addition, the timing of payments from government contracts is also subject to significant fluctuation and potential delay, where first article acceptance and test requirements are required or where a progress billing clause is not provided for in the contract.. Any such delay could result in a temporary shortage in our working capital.

If we fail to scale our operations appropriately in response to growth and changes in demand, we may be unable to meet competitive challenges or exploit potential market opportunities, and our business could be materially and adversely affected.

Our past growth has placed, and any future growth in our historical business is expected to continue to place, a significant strain on our management personnel, infrastructure and resources. To implement our current business and product plans, we will need to continue to expand, train, manage and motivate our workforce, and expand our operational and financial systems, as well as our manufacturing and service capabilities. All of these endeavors will require substantial management effort and additional capital. If we are unable to effectively manage our expanding operations, we may be unable to scale our business quickly enough to meet competitive challenges or exploit potential market opportunities, and our current or future business could be materially and adversely affected.

We do not have long-term employment agreements with our key personnel, other than our Chief Operating Officer. If we are not able to retain our key personnel or attract additional key personnel as required, we may not be able to implement our business plan and our results of operations could be materially and adversely affected.

We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. The loss of any key employee could have a material adverse effect on our business. We do not presently maintain “key man” insurance on any key employees. We believe that, as our activities increase and change in character, additional, experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we cannot assure you that they will be available when required, or that we will have the ability to attract and retain them. In addition, we do not presently have depth of staffing in our executive, operational and financial management. Until additional key personnel can be successfully integrated with its operations, the timing or success of which we cannot currently predict, our results of operations and ultimate success will be vulnerable to difficulties in recruiting a new executive management team and losses of key personnel.

Risks Relating to the Reorganization

The Company’s directors and executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Reorganization, Sileas Corp. which is owned by one of the Company’s directors, and two of the Company’s officers, beneficially owns, in the aggregate, approximately 73% of the Company’s outstanding common stock. The interests of the Company’s management may differ from the interests of other stockholders. As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	electing or defeating the election of directors;

•	amending or preventing amendment of the Company’s certificate of incorporation or bylaws;

•	effecting or preventing a merger, sale of assets or other corporate transaction; and controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s management’s beneficial stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Company expects these new rules and regulations to increase compliance costs in 2009 and beyond and to make certain activities more time consuming and costly. As a public entity, the Company also expects that these new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve as directors or as executive officers.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	technological innovations or new products and services by the Company or its competitors;

•	additions or departures of key personnel;

•
limited “public float” following the Reorganization, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	the Company’s ability to execute its business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol SSTX.OB.  However, there is limited trading activity and not currently a liquid trading market.  There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained.  Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.  As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline or could affect the Company’s ability to raise additional working capital.

If the Company’s current stockholders seek to sell substantial amounts of common stock in the public market either upon expiration of any required holding period under Rule 144 or pursuant to an effective registration statement, it could create a circumstance commonly referred to as “overhang,” in anticipation of which the market price of the Company’s common stock could fall substantially.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Company to raise additional financing in the future through sale of securities at a time and price that the Company deems acceptable.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company provides such indemnification to its directors and officers to the extent provided by Delaware law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of common stock beneficially owned on March 30, 2009, following consummation of the Reorganization and Private Placement, by:

•	Each person who is known by us to beneficially own 5% or more of the Registrant’s common stock;

•	Each of the Registrant’s directors and named executive officers; and

•	All of the Registrant’s directors and executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is the Registrant’s address.

Title of Class	Name of Beneficial Owner	Number of Shares	Preferred Conversion	Combined Ownership	Percentage of Outstanding Shares
Common Stock:
5% Holders	Arland Holdings, Ltd	11,148,935	4,040,000	15,188,935	7.93%
	Sileas Corp. (1)	102,184,347	37,040,000	139,224,347	72.71%

Directors and Officers:	Stanley Hirschman (2)	81,747,478	29,632,000	111,379,478	58.17%
	Danny Schoening (2)	15,327,652	5,556,000	20,883,652	10.91%

Directors and officers as a group (3 Individuals) (1) (2)		102,184,347	37,040,000	139,224,347	72.71%

1
Represents shares held by Sileas Corp. of which Stanley Hirschman a Director/Officer of Registrant has a controlling interest (80%), and both Danny Schoening and Karen Hawkins, officers of Registrant, have an interest (15% and 5% respectively).

2	Represents common shares held by Sileas Corp. See footnote 1 above for description of ownership interests of certain officers of Registrant in Sileas Corp.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on March 30, 2009, the closing date of the Reorganization.

The following table sets forth certain information with respect to the directors and executive officers of Optex Systems, Inc.:

Name	Age	Position

Stanley A. Hirschman	62	President, Secretary, Treasurer & Director

Merrick D. Okamoto	48	Director

Ronald F. Richards	42	Chairman of the Board

Danny Schoening	44	Chief Operating Officer

Karen Hawkins	44	Vice President of Finance and Controller

Stanley A. Hirschman.  Stan Hirschman serves the Company as its President, Secretary, Treasurer, and a Director.  Mr. Hirschman is the President of CPointe Associates, Inc., a Plano, Texas executive management and retail operations consulting firm.  He is an investment due diligence specialist and works regularly with public companies dealing with the difficulties in the balance between increased regulatory requirements and reasonable corporate governance.   He is a director of Axion Power International, South Texas Oil, Datascension, Inc. and former chairman of Mustang Software, Inc.  While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation.  Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996.  He has also held executive positions with T.J. Maxx, Gap Stores and Banana Republic. Stan is a member of the National Association of Corporate Directors, the KMPG Audit Committee Institute and is a graduate of the Harvard Business School Audit Committees in the New Era of Governance symposium.  He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

Merrick D. Okamoto.  Mr. Okamoto serves the Company as a Director. Mr. Okamoto is the President and Managing Member of Viking Asset Management, LLC and has been employed in the securities industry since 1983. Mr. Okamoto performs due diligence and research of potential investments for Viking and he is responsible for research, due diligence, and structuring potential investment opportunities. He is also responsible for all Viking trading operations. Mr. Okamoto is widely recognized as an advanced trader specializing in short-term trading with sector momentum and has more than 25 years of extensive experience in technical market analysis techniques. He has been a frequent speaker at national on-line trading venues. From 1987 to 1990, he hosted the television program, The Income Report. He also has appeared on CNN and The MacNeil-Lehrer Report. Before co-founding Viking in 2002, Mr. Okamoto co-founded and was the President of TradePortal.com, Inc. in 1999. TradePortal.com, Inc. is a software development company and its wholly owned subsidiary, TradePortal Securities, Inc., a direct access execution brokerage firm. Mr. Okamoto was instrumental in developing the proprietary Trade Matrix™ software platform offered by TradePortal Securities. His negotiations were key in selling a minority stake in TradePortal.com Inc. to Thomson Financial, a US $6 billion revenue company. Prior to 1999, He held Vice President positions with  Shearson Lehman Brothers, Prudential Securities and Paine Webber, and he was the founder of First Stage Capital, Inc. (1996 to 2002), which specialized in investment banking and consulting to public and private companies.

Ronald F. Richards.  Mr. Richards serves the Company as its Chairman of the Board.  Mr. Richards is the founder and Managing Director of Gray Wolf Partners, LLC, a strategic and financial advisory firm. He previously served as a Managing Director of Viking Asset Management, LLC where his responsibilities included: (i) sourcing, conducting due diligence, and structuring potential investment opportunities and (ii) working with portfolio companies to enhance shareholder value. He previously served as Chief Financial Officer and Senior Vice President, Business Development of Biopure Corporation, a publicly traded biotechnology company developing oxygen therapeutics and as a Managing Director, Corporate Finance of Wells Fargo Van Kasper. Mr. Richards has over 20 years of experience working with public and private companies in the areas of investment banking, corporate finance, law and accounting. He has structured and executed numerous public offerings and private placements raising a total of more than $660 million. He also co-authored PIPES: A CEO's Guide to Successful Private Placements in Public Equities. Mr. Richards holds JD, MBA and BA degrees from UCLA. He is a member of the State Bar of California and a retired Certified Public Accountant.

Danny Schoening.  Mr. Schoening serves the Company as its Chief Operating Officer.  He has been instrumental in establishing the systems and infrastructure required to continue Optex System’s rapid growth.  This activity was rewarded with Optex System’s recent ISO9001:2000 Certification.  Prior to joining Optex Systems, Danny was the Vice President of Operations for The Finisar Corporation AOC Division for 4 years where he led a team of up to 200 employees  to produce vertical cavity lasers for the data communications industry at production rates of hundreds of thousands of units per week.  Prior to Finisar, Danny was the Director of Operations for multiple divisions of Honeywell International.  Serving the Automotive, Medical, Aerospace, and Consumer Commercial Markets.  During this 17 year period, Danny was recognized with Honeywell’s Lund Award, their highest award for developing employee resources. Danny has a broad experience level in the following technologies: Mechanical Assembly Processes, Micro-Electronic Assembly Processes, Laser Manufacturing, Plastic Molding, Metal Machining, Plating, Thick Film Printing, Surface Mount Technology, Hall Effect Technology and MEMS based Pressure Devices. Danny received a Bachelors of Science in Manufacturing Engineering Technology from the University of Nebraska, an MBA from Southern Methodist University, and holds three United States Patents.

Karen Hawkins.  Ms. Hawkins serves the Company as its Vice President, Finance and Controller.  Ms. Hawkins is a Certified Public Accountant since 1992 with over 22 years experience in Financial Accounting and Management, primarily focused in the Defense and Transportation Industries. She has a strong background in both Financial & Cost Accounting, with extensive Government Pricing, Financial Analysis, and Internal Auditing experience.  Her past history also includes Program Management, Materials Management and Business Development.  She brings over 14 years direct experience in Government Contracting with a strong knowledge of CAS/FAR . Her previous employment includes General Dynamics – Ordinance and Tactical Division, Garland (formerly known as Intercontinental Manufacturing) for over 13 years.  During her tenure here she served in the roles of Controller (Accounting & IT), Program Manager over a $250M 3 year Army IDIQ contract, as well as Materials Manager with oversight of Purchasing, Production Control & Warehousing functions.  Prior to her employment at General Dynamics, Ms. Hawkins served in various finance and accounting positions at Luminator, a Mark IV Industries Co, and Johnson Controls, Battery Division - Garland.

Family Relationships

There are no family relationships among the officers and directors.

Meetings of Our Board of Directors

The Registrant’s board of directors did not hold any meetings during the fiscal year ended September 28, 2008. Optex’s board of directors held three meetings during the 3 months ended December 31, 2008.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Mr. Ronald Richards is the board of directors’ financial expert to be considered upon the formation of the audit committee.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

As of the date hereof, we have not adopted a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer, chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value in 2006.

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by Danny Schoening and Karen Hawkins, our Chief Executive Officer and Chief Financial Officer (the “Named Executive Officer”). Except as provided below, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)

Danny Schoening	2008	(1)*	$122,646	$10,300	$7,500	--	$140,446
Chief Operating Officer	2007		N/A	N/A	N/A	N/A	N/A
Karen Hawkins	2008		132,473	- 300	-0-	-0-	132,773
VP Finance/Controller	2007	(1)*	56,900	-300	-0-	-0-	57,200

1.
The compensation depicted is not reflective of a full years compensation as Danny Schoening did not begin employment until the second quarter of fiscal year 2008 and Karen Hawkins did not begin employment until the third quarter of fiscal year 2007.

2.	Stock awards include issues of 10,000 common shares of Irvine SensorsCommon Stock on January 16, 2008 at the then current market share price of $0.75 per share

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal years ended September 28, 2008 and September 30, 2007.

Employment Agreement

The Company entered into an employment agreement with Danny Schoening (“Employee”) dated December 1, 2008 (“Employment Agreement”).  The term of the Agreement commenced as of December 1, 2008 and shall continue through June 1, 2010. Thereafter, the term of the Agreement shall be automatically extended for successive and additional 18 month periods, unless the Company shall provide a written notice of termination at least ninety (90) days, or the Employee shall provide a written notice of termination at least ninety (90) days, prior to the end of the initial term or any extended term, as applicable. During the first eighteen months of the term of the Agreement, the Company shall pay to Employee a base salary (“Base Salary”) at the annual rate of One Hundred Ninety Thousand Dollars ($190,000). On each renewal date of the commencement of employment, the Employee’s base salary shall be reviewed by the Board and may be increased to such rate as the Board, in its sole discretion, may hereafter from time to time determine. During the term of the Agreement, Employee shall be entitled to receive bonuses of up to 30% of his base salary per year at the discretion of the Company’s Board of Directors pursuant to performance objectives to be determined by the Board of Directors.  Any bonuses shall be payable in cash and shall be paid within ninety (90) days of any year anniversary of the date of the Agreement. Upon closing of the Reorganization, the Company granted Employee stock options equal to 1% of the issued and outstanding shares of the Company immediately after giving effect to the Reorganization, with 34% of the options vesting on March 30, 2010, and 33% of the options vesting on each of March 31, 2011 and March 31, 2012.  The Agreement contains a standard non solicitation and non-compete agreement that extends for one year subsequent to termination thereof, and contains standard clauses for termination and the like.

The Company does not have any other employment agreements with its executive officers and directors.

Equity Compensation Plan Information

The Company currently has an option compensation plan for up to 6,000,000 shares.  The purpose of the Plan is to to assist the Registrant in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other employees of the Registrant and its subsidiaries, and directors and consultants of the Registrant and its subsidiaries, to achieve long-term corporate objectives.  There are 6,000,000 shares of common stock reserved for issuance under this Plan.  As of March 31, 2009, the Registrant had not issued any stock options under this Plan

Item 3.02  Unregistered Sales of Equity Securities.

On March 30, 2009, a closing occurred whereby the then existing shareholders of the Company exchanged their shares of Company Common Stock with the shares of Common Stock of Sustut Exploration, Inc. (“Registrant”) as follows:  (i) the outstanding 85,000,000 shares of Company Common Stock were exchanged by Registrant for 113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Company Series A Preferred Stock were exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Company purchased in the private placement will be exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant.  The Company shall remain a wholly-owned subsidiary of Registrant, and the Company’s shareholders are now shareholders of Registrant.

Simultaneously with closing under the Reorganization Agreement (and the shares are included above), as of March 30, 2009 , the Company accepted subscriptions (“Private Placement”) from accredited investors for a total of 27 units (the "Units"), for $45,000 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Registrant after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and consideration which constituted of satisfaction of indebtedness owed to an investor of $146,250, net proceeds were $933,945.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

The Company intends to use the net proceeds from the Private Placement to proceed with the items set forth above.

The issuance of the Reorganization Shares to the shareholders of Optex pursuant to the Reorganization Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Description of Securities

The Company is authorized to issue 200,000,000 shares of common stock and 5,000 shares of Preferred Stock of which 1,027 shares are designated as Series A Preferred Stock. As of March 30, 2009, there were 141,464,940 shares of common stock issued and outstanding and 1,027 Series A Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

Series A Preferred Stock

On March 24, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing a series of preferred stock, under its articles of incorporation, known as “Series A Preferred Stock”. This Certificate of Designation was approved by the Registrant’s Board of Directors and Shareholders at a Board Meeting and Shareholders Meeting held on February 25, 2009. The Certificate of Designation sets forth the following terms for the Series A Preferred Stock: (i) Number of authorized shares: 1,027; (ii) per share stated value: $6,000; (iii) liquidation preference per share:  stated value; (iv) conversion price: $0.15 per share as adjusted from time to time; and (v) voting rights: votes along with the Common Stock on an as converted basis with one vote per share.

The Series A Preferred Shares entitle the holders to receive cumulative dividends at the rate of 6% per annum payable in cash at the discretion of Board of Directors.  Each share of preferred stock is immediately convertible into common shares at the option of the holder which entitles the holder to receive the equivalent number of common shares equal to the stated value of the preferred shares divided by the conversion price initially set at $0.15 per share.

Holders of preferred shares receive preferential rights in the event of liquidation.  Additionally the preferred stock shareholders are entitled to vote together with the common stock on an ”as-converted” basis.

Market Price and Dividends

Optex Delaware has been, a privately-held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Optex. The Registrant’s common stock is approved for trading on the O TCBB under the symbol “ SSTX ”, but there is currently no liquid trading market for the Registrant’s common stock. For the foreseeable future, the Company does not intend pay cash dividends to its stockholders.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Trading Information

The Company’s common stock is currently approved for quotation on the OTCBB under the symbol “SSTX,” but there is currently no liquid trading market for the Company’s common stock. The transfer agent for our common stock is American Registrar.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 30, 2009, the Company notified Gately & Associates, LLC, the independent accountant engaged as the principal accountant to audit the financial statements of the Company, that the firm was dismissed as the Company’s independent registered accountant, effective immediately.

On March 30, 2009, the Company engaged Rotenberg & Co, LLP, as its independent registered accounting firm. The decision to change accountants was recommended and approved by Company’s Board of Directors.

The audit report of Gately & Associates, LLC on the Company’s financial statements for the fiscal years ending December 31, 2007 and 2008; the most recent two periods for which said auditor has issued audit reports, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The auditor was not required or engaged to audit the Company’s internal control over financial reporting.

During the past two fiscal years and during the subsequent interim period preceding the date of dismissal, there were no disagreements with the auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided a copy of this disclosure to Gately & Associates, LLC and has requested that the firm furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company, and, if not, stating the respects in which it does not agree. A copy of the firm’s letter is filed as Exhibit 16.1 hereto.

During the two most recent fiscal years prior to their engagement, or any subsequent interim period prior to engaging Rotenberg & Co. LLP, neither the Company nor anyone acting on the Company’s behalf consulted with Rotenberg & Co. LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the Company’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2009, Andrey Oks resigned as Director and CEO of the Company, and Messrs. Stanley Hirschman, Ronald Richards and Merrick Okamoto were appointed as directors.  Stanley Hirschman, Danny Schoening and Karen Hawkins were appointed as the President, COO and VP of Finance for the Registrant.  Other than as set forth in this Form 8-K there are no compensatory measures to officers and there are standard fees paid to Board members.

Item 5.06   Change in Shell Company Status .

As a result of the consummation of the Reorganization described in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01   Financial Statements and Exhibits .

(a)	Financial statements of businesses acquired.

Optex ’s audited financial statements for the year ended September 28, 2008 and unaudited financial statements for the quarter ended December 30, 2008 are filed as Exhibit 99.1 and 99.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The Company’s pro forma condensed combined financial statements as of December 31, 2008 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization (the “Agreement”), dated as of the March 30, 2009, by and between Registrant, a Delaware corporation and Optex Systems, Inc., a Delaware corporation.

3.2	Bylaws of Optex Systems Holdings Corp.

10.1	2009 Stock Option Plan

10.2	Employment Agreement with Danny Schoenig

10.3	Lease for 1420 Presidential Blvd., Richardson, TX

16.1	Communication from Gately & Associates

21.1	List of Subsidiaries – Optex Systems, Inc.

99.1	Optex Systems, Inc.’s audited financial statements as of September 28, 2008.

99.2	Optex Systems, Inc.’s quarterly financial statements as of December 30, 2008.

99.3	Pro forma condensed combined financial statements of the Registrant and Optex as of December 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 3, 2009

OPTEX SYTEMS HOLDINGS, INC.

By:	/s/
Stanley A. Hirschman
President